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VIRTUAL OFFICE SERVICE CONTRACT

Without nr

Concluded between:

Copper Accounting S.R.L. with registration number 1016600012106 located at Mihail Kogălniceanu, 66 of 3,

MD-2009 Chisinau, Republic of Moldova, hereinafter referred to as Provider represented by Danu Tatiana, on the one hand,

And

KELINDA with legal address located at Ciuflea 32, MD-2001 Chisinau, Republic of Moldova represented by Petru Afanasenco.

I. SUBJECT OF CONTRACT

1.1. The Contractor shall allow the Beneficiary to use the address of the headquarters of Mihail Kogalniceanu

Street 66 of 3, MD-2009 Chisinau, Republic of Moldova as:

a. registration address; b. postal address;

1.2. The chosen service / package price is:

a. 39 Eur - Included:

•        Prestigious business address in the center of the capital;

•        Corporate mail sorting and forwarding via e-mail.

1.3. The Receiver receives and maintains all correspondence in the name of the Provider.

1.4. Allocated services that will not be used within a calendar month will not be transferred for the next month or refunded.

1.5. The Contractor and Beneficiary have agreed on the following:

a. Service contracting period indefinite period;

b. Billing Period: monthly payments.

II. GENERAL TERMS

Provision of services

1.1 The Services offered by the Provider allow the Customer to use the legal address and secretarial services in accordance with the chosen Business Office Business tariff during the Provider's working days from 08:00 to

19:00 except for holiday days in the Republic of Moldova.

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Terms of payment

2.1 The contract is concluded for an unlimited period of time. The payments will be made on a 6-month basis.

2.2 The payment process is conducted in the online service of the operator Bambora, shown as the payment received in the bank account listing and in the invoice.

2.3 The Provider reserves the right to modify the terms of the contract provided the customer has been informed

30 days in advance.

The provider is not entitled to modify the contract terms or contract value for the period paid in advance.

III. Obligations and responsibilities of the Beneficiary

3.1 The activity performed by the enterprise for which the registered office is rented must be exclusively in accordance with the law of the Republic of Moldova and other normative acts. Any other purpose that may injure, restrict the rights of another party or is illegal is forbidden. In the event of non-compliance with this provision, the Contractor shall have the right to terminate the contract unilaterally without prior notice and with the reimbursement by the beneficiary of the losses caused by the latter.

3.2 The Beneficiary will keep confidential the information of the account number and the passwords offered to him for access to the IT system of the Provider.

3.3 The Beneficiary does not have the right to resell or perform the service provided to him by the Provider without the prior agreement of the latter. In the event of non-compliance with this condition or the provision of false contact details, the service provider has the right to terminate the unilateral contract without prior notice.

3.4 Customer is forbidden to use the IT system of the Provider to keep information containing defamation,

threats, attacks or illegal information. Customer is required to refrain from acts, actions that violate copyright or other intellectual property rights.

IV. Obligations and responsibilities of the Provider

4.1 "Copper Accounting" S.R.L shall provide the Beneficiary with the services described in the Contract and its annexes.

4.2 The Provider is required to keep the confidentiality of all information obtained from the Beneficiary in the process of its use of the services provided. If the Provider is required to disclose information about the

Beneficiary on the basis of legal acts, the Provider will act in accordance with the law taking into account the

Beneficiary's interests.

4.3 The provider has the right to suspend service without prior notice if the suspension is caused by force majeure factors.

4.4 The Provider will provide services at the highest level.

4.5 The service provider is responsible for the quality of the services except in situations that are under the influence of factors that are not controlled by them.

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The Provider is not responsible for the technical operations performed through the communication and Internet systems provided by this Agreement that are out of control of the Company.

4.6 The Provider is not responsible for any direct or indirect loss occurring during the term of the provided

Service.

4.7 The Beneficiary can not be held responsible by a third party for cases where the Beneficiary has breached the law. If the Beneficiary's illegal activity causes the Provider to be held liable before the law, then the

Beneficiary is obliged to pay all costs or related losses incurred by the Provider. V. Changing the Terms of the

Contract

5.1 The Provider has the right to unilaterally modify the General Terms and the Price List only after the

Customer has been informed at least 30 days prior to the entry of the amendments in force and only for the contractual period that is not paid in advance.

5.2 If the new contractual conditions are not accepted, the Beneficiary is entitled to terminate the contract.

5.3 Changes become active one month after the customer has been informed by the Beneficiary's e-mail. If the

Beneficiary did not disagree over the period of time offered, the changes are deemed to be accepted by the

Provider and the contract continues with the new conditions.

VI. Termination of the Contract

6.1 Both parties may terminate the Contract by giving one month's notice in writing. Both parties have the right to terminate the use or performance of any of the services mentioned in the Special Terms by a written notice of one month in advance.

6.2 The Beneficiary's financial responsibilities towards the Provider and the financial responsibilities of the

Provider towards the Beneficiary must be fulfilled by the date of termination of the Contract.

6.3 The Customer is obliged to change its legal address for 10 working days from the date of the termination of the contract and to provide the Beneficiary with a copy of the official document provided by the State Bodies.

VII. Changes and additions

7.1 This Agreement may be amended or supplemented by the conclusion of Additional Agreements coordinated and signed by both Parties that become an integral part of this Agreement.

7.2 Settlement of disputes

7.3 Disputes arising between the Contracting Parties shall be settled in the competent court if they are not settled amicably in accordance with the laws of the Republic of Moldova in force.

VIIII. Force Majeure

8.1 FORCE MAJEURE The Provider shall not be liable for any breach of these Terms and Conditions or any losses resulting therefrom caused by circumstances beyond our reasonable control, including but not limited to acts of God, fire, lightning, flood or extremely severe weather, explosion, war, disorder, industrial disputes

(whether or not involving our employees) network failures, or acts of local or central Government or other

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competent authorities. There may be occasions where, due to an act of force majeure, our service levels may be affected. The Provider reserves the right to alter the services until such time as the Provider is able to resume normal performance. In the event that any act of force majeure prevents us from providing the services for longer than 4 weeks this Agreement may be terminated with reasonable written notice by either party.

X. Signatures of the parties

10.1 By signing this Agreement the Beneficiary confirms that he has read the General Terms and the

Appendices to this contract and has understood the obligations stipulated.

10.2 This Agreement is concluded in 2 copies with the same legal force. All annexes to this Agreement are an integral part thereof.

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BANKING CREDENTIALS

CONTRACTOR

„COPPER ACCOUNTING” S.R.L.

str. Mihail Kogălniceanu, 66, OF.3,

Chișinău, The Rep of .Moldova

IDNP: 1016600012106

Tel: +373 (22) 997763

e-mail: info@virtualoffice.md

Signed and sealed by: /s/ Tatiana Danu

Date: June 11, 2018

BENEFICIARY

KELINDA

Ciuflea 32,

Chisinau, Republic of Moldova

Tel: +373 (62) 115042

e-mail: petru.afanasenco@kelinda.me

Signed by: /s/ Petru Afanasenco

Date: June 11, 2018

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Service Annex Nr.1

Service name:                    Virtual Office

Package name:                   Virtual Office BASIC

Tariff Plan:                         39 Euro Monthly

Provided services:            Legal Address: Chisinau, The Republic of Moldova, MD- 2009 , str. Mihail Kogălniceanu, 66 off. 3 ;

Receiving and keeping correspondence of the Beneficiary.